SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 26, 2004

Worldspan, L.P.

(Exact name of registrant as specified in its charter)

Delaware	333-109064	31-1429198
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Galleria Parkway, N.W., Atlanta, GA		30339
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (770) 563-7400

Not Applicable
(Former name or former address, if changed since last report)

Item 5.  Other Events.

On January 26, 2004, Worldspan, L.P. (the “Company”) announced that it is extending the exchange offer for its outstanding 9 5/8 % Senior Notes due 2011 until 5 p.m. Eastern Standard Time on January 30, 2004.  The press release containing this announcement is attached to this Report as Exhibit 99.1.

Item 7(c).  Exhibits.

99.1   Press Release of the Company, dated January 26, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WORLDSPAN, L.P.

By:	/s/ Dale Messick
Name: Dale Messick
Title: Senior Vice President and Chief Financial Officer

Dated: January 26, 2004